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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

        We consent to the inclusion in this Registration Statement on Form S-4 of Pacific Premier Bancorp, Inc. of our report dated March 26, 2015 on the consolidated financial statements of Security California Bancorp and Subsidiaries. We also consent to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Sacramento, California
December 3, 2015

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  Exhibit 23.2
CONSENT OF INDEPENDENT AUDITOR